Exhibit 3.26

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

RANGELAND ENERGY, LLC

The undersigned, being the Authorized Person of Rangeland Energy, LLC (the “Company”), for the purpose of amending the Company’s Certificate of Formation under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Amendment.

The current name of the Company is Rangeland Energy, LLC.

The following paragraphs of the Certificate of Formation are hereby amended and restated as follows:

1.	The name of the limited liability company is Inergy Crude Logistics, LLC.

2.	The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Certificate of Formation of the Company under the Act, has executed this Certificate of Amendment this 7th day of December, 2012.

RANGELAND ENERGY, LLC

By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger, Authorized Person